Exhibit 99.1

News Release

Ritchie Bros. Announces Pricing of US$500,000,000 Senior Notes Offering to Partially Fund IronPlanet Acquisition

VANCOUVER, BC – December 7, 2016 – Ritchie Bros. Auctioneers Incorporated (NYSE & TSX: RBA, “Ritchie Bros.”), today announced that it has priced its previously announced offering of US$500,000,000 aggregate principal amount of 5.375% senior notes due January 15, 2025 (the “Notes”) subject to customary closing conditions. The Notes will be issued at par.

Ritchie Bros. intends to use the net proceeds, together with proceeds from its delayed-draw term loan and cash on hand or available under its revolving facilities, to fund the consideration payable in the previously announced acquisition of IronPlanet Holdings, Inc. (“IronPlanet”) and related fees and expenses. The gross proceeds from the offering, together with additional amounts from cash on hand or borrowings from our existing credit facilities to prefund accrued interest, will be held in an escrow account pending the consummation of the IronPlanet acquisition.

The Notes have been offered and sold only to qualified institutional buyers in reliance on Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and outside the U.S. to non-U.S. persons in reliance on Regulation S of the Securities Act. The Notes have not been and will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and accordingly, any offer and sale of the securities in Canada will be made on a basis which is exempt from the prospectus requirements of such securities laws.

This news release shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Ritchie Bros.

Established in 1958, Ritchie Bros. (NYSE and TSX: RBA) is the world’s largest industrial auctioneer, and one of the world’s largest sellers of used equipment for the construction, transportation, agriculture, energy, mining, forestry and other industries. Ritchie Bros.TM asset management and disposition solutions include live unreserved public auctions with on-site and online bidding; EquipmentOneTM, an online auction marketplace; Mascus, a global online equipment listing service; private negotiated sales through Ritchie Bros. Private Treaty; and a range of ancillary services, including financing and leasing through Ritchie Bros. Financial Services. Ritchie Bros. has operations in 18 countries, including 45 auction sites worldwide.

News Release

Caution Regarding Forward Looking Statements

This news release contains forward-looking statements and forward-looking information within the meaning of applicable U.S. and Canadian securities legislation (collectively, “forward-looking statements”), including, in particular, statements regarding Ritchie Bros’ ability to consummate the notes offering and, if consummated, the terms and conditions of the proposed IronPlanet acquisition, the expected timetable for completing the IronPlanet transaction, Ritchie Bros.’ and Iron Planet’s future financial and operational results, benefits and synergies of the IronPlanet transaction, future opportunities for the combined businesses of Ritchie Bros. and IronPlanet, the terms and potential benefits of the previously announced proposed transaction between Ritchie Bros. and Caterpillar Inc. (“Caterpillar”) and any other statements regarding events or developments that Ritchie Bros. believes or anticipates will or may occur in the future. Forward-looking statements are statements that are not historical facts and are generally, although not always, identified by words such as “expect,” “plan,” “anticipate,” “project,” “target,” “potential,” “schedule,” “forecast,” “budget,” “estimate,” “intend” or “believe” and similar expressions or their negative connotations, or statements that events or conditions “will,” “would,” “may,” “could,” “should” or “might” occur. All such forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Forward-looking statements necessarily involve assumptions, risks and uncertainties, certain of which are beyond Ritchie Bros.’ control, including risks and uncertainties related to: general economic conditions and conditions affecting the industries in which Ritchie Bros., IronPlanet and Caterpillar. operate; obtaining regulatory approvals in connection with the IronPlanet transaction; each of Ritchie Bros.’ and IronPlanet’s ability to satisfy the merger agreement conditions and consummate the transaction on the anticipated timetable, or at all; Ritchie Bros.' ability to successfully integrate IronPlanet's operations and employees with Ritchie Bros.' existing business; the ability to realize anticipated growth, synergies and cost savings in the IronPlanet transaction; the maintenance of important business relationships; the effects of the IronPlanet transaction on relationships with employees, customers, other business partners or governmental entities; transaction costs; Ritchie Bros.’ ability to manage its indebtedness; risks associated with Ritchie Bros.’ incurrence of additional indebtedness; Ritchie Bros.’ ability to maintain compliance with covenants under the agreements governing its indebtedness; downgrades of Ritchie Bros.’ credit ratings; deterioration of or instability of the economy, the markets Ritchie Bros. serves or the financial markets generally; as well as the risks and uncertainties set forth in Ritchie Bros.’ Annual Report on Form 10-K for the year ended December 31, 2015 and Ritchie Bros.’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, which are available on the SEC, SEDAR, and Ritchie Bros.’ website. The foregoing list is not exhaustive of the factors that may affect Ritchie Bros.’ forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, and actual results may differ materially from those expressed in, or implied by, these forward-looking statements. Forward-looking statements are made as of the date of this news release and Ritchie Bros. does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward-looking statements.

For more information, please contact:

Jamie Kokoska

Director, Investor Relations

Phone:	778 331 5500
Email:	jkokoska@rbauction.com

Ritchie Bros.	2